Exhibit 99.2

IsoRay Announces Second Quarter Fiscal 2018 Earnings Conference Call

Call is Thursday, February 8, 2018, at 4:30 p.m. ET

RICHLAND, Jan. 31, 2018 (GLOBE NEWSWIRE) -- - IsoRay, Inc. (the “Company”) (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced that it will host a teleconference to discuss second quarter fiscal 2018 financial results on Thursday, February 8, 2018, at 4:30 p.m. Eastern Time. The Company will issue a press release announcing its financial results for the second quarter of fiscal 2018 ended December 31, 2017, immediately after the close of the market on February 8, 2018.

Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: (877) 270-2148

International Participants: + 1-412-902-6510

Participant Passcode: 10116701

The earnings release and a replay of the call will be available through the Investor Relations section of the Company’s website: https://isoray.com/about/investors/events/. A replay of the call will be available for one week beginning at approximately 10:00 p.m. Eastern Time on February 8, 2018. The playback can be accessed by dialing (877) 344-7529 (U.S.) and +1-412-317-0088 (International). The passcode is 10116701.

About IsoRay, Inc.
IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Contacts:

IsoRay, Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518